SHARE PURCHASE AGREEMENT

Agreement dated as of _______________, 2001, between Exotics.com, Inc., a corporation organized under the laws of the State of Nevada ("EX-NV"), Exotics.com, Inc., a corporation organized under the laws of the State of Delaware ("EX-DE"), and the owners of the Common Stock of EX-DE as listed on Exhibit "A" of this Agreement (the "Delaware Shareholders"), who execute and become a party to this Agreement.

The parties agree as follows:

1. The Acquisition

   1.1 Tender and Exchange. Subject to the terms and conditions of this Agreement, at the Closing to be held as provided in Section 2, EX-NV shall tender the Nevada Shares (defined below) to EX-DE on behalf of the Delaware Shareholders, and EX-DE shall receive the Nevada Shares from EX-NV, free and clear of all encumbrances other than restrictions imposed by Federal and State securities laws, and the additional restrictions imposed by Section 5.24.

   1.2 Transaction. At the Closing, EX-NV will tender up to 8,241,762 shares of its common stock (the "Nevada Shares") in exchange for shares of capital stock of EX-DE (the "Delaware Shares"). The exchange ratio shall be two shares of EX-NV common stock for three shares of EX-DE common stock. The Nevada Shares shall be issued and delivered as set forth in Exhibit "A" hereto.

2. The Closing.

   2.1 Place and Time. The closing of the instant transaction (the "Closing") shall take place at the offices of Chapman & Flanagan, Ltd. located at 2080 E. Flamingo Rd., Suite 112, Las Vegas, Nevada no later than the close of business (Pacific Daylight Time) on March 7, 2001, or at such other place, date and time as the parties may agree in writing.

   2.2  Deliveries  by  EX-DE  At  the  Closing,  EX-DE  and  the
        Delaware Shareholders shall deliver the following to  EX-
        NV:

        a. Certificates representing the Delaware Shares registered in the name of EX-NV (without any legend or other reference to any Encumbrance) other than those required by federal and or state securities law.

        b.   The documents contemplated by Section 3.

        c. All other documents, instruments and writings required by this Agreement to be delivered by EX-DE at the Closing and any other documents or records relating to EX-DE's business reasonably requested by EX-DE in connection with this Agreement.

   2.3 Deliveries by EX-NV. At the Closing, EX-NV shall deliver the following to EX-DE

       a. The Nevada Shares as contemplated by section 1, in the form specified in Exhibit A.

       b.  The documents contemplated by Section 4.

       c. All other documents, instruments and writings required by this Agreement to be delivered by EX-NV at the Closing and any other documents or records relating to EX-NV's business reasonably requested by EX-NV in connection with this Agreement.

   2.4 Escrow Agent. Chapman & Flanagan, Ltd., shall serve as the escrow agent.

      2.4.1 All shares that are to be exchanged as part of this Agreement shall be given to the Escrow Agent.
      2.4.2 At the Closing, assuming that all obligations of each party have been fulfilled, the Escrow Agent shall complete the transfer of all property in his possession in accordance with the terms of this Agreement.
      2.4.3 The Escrow Agent shall retain the Delaware Shares and the Nevada Shares until EX-NV has completed its obligations under Section 6.26.1.a, and no transfer, assignment, or other conveyance of the record, beneficial or equitable ownership of the Delaware Shares or the Nevada Shares shall occur until that time. If these obligations are not completed within the appropriate time frames then, upon written notification from EX-DE, the Escrow Agent shall return the Delaware Shares to EX-DE and the Nevada Shares to EX-NV.

3. Conditions to EX-NV's Obligations.

The obligations of EX-NV to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by EX-NV:

 3.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits EX-NV's acquisition of the Delaware Shares or the Nevada Shares or that will require any divestiture as a result of EX-NV's acquisition of the Delaware Shares or that will require all or any part of the business of EX-NV to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on EX-NV or EX-DE if this Agreement is consummated shall be pending.

  3.2 Representations, Warranties and Agreements. The representations and warranties of EX-DE set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) EX-DE shall have performed, and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and (c) EX-NV shall have received a certificate to that effect signed by an authorized representative of EX-DE

  3.3    Regulatory   Approvals.  All  licenses,  authorizations,
    consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of EX-NV's acquisition of the Delaware Shares shall have been obtained and shall be in full force and effect.
  3.4 Shareholder Approval. Shareholders holding a minimum of ninety percent (90%) of the common stock of EX-DE shall have approved of and signed this Agreement.

4. Conditions to EX-DE's and the Delaware Shareholders'
   Obligations.

The obligations of EX-DE and the Delaware Shareholders to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by EX-DE:

  4.1  No   Injunction.  There  shall  not  be  in   effect   any
       injunction,  order  or  decree of  a  court  of  competent
       jurisdiction  that  prevents  the  consummation   of   the
       transactions   contemplated  by   this   Agreement,   that
       prohibits EX-NV's acquisition of the Delaware Shares or EX-DE's receipt of the Nevada Shares or that will require any divestiture as a result of EX-NV's acquisition of the Shares or EX-DE's acquisition of the Nevada Shares or that will require all or any part of the business of EX-NV or EX-DE to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on EX-NV or EX-DE if this Agreement is consummated shall be pending.

  4.2 Representations, Warranties and Agreements. The representations and warranties of EX-NV set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) EX-NV shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and (c) EX-DE shall have received a certificate to that effect signed by an authorized representative of EX-NV.

  4.3 Legal Opinion. EX-DE shall have received an opinion from appropriate counsel to EX-NV dated the Closing Date, to the effect that EX-NV is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority to own, lease and operate its properties and corporate power to carry on its business as now being conducted; all of the outstanding shares of EX-NV are duly and validly issued, fully paid and non-assessable and the issuance of such shares has complied with the applicable Federal and State securities laws and the regulations promulgated thereunder; EX-NV is duly qualified and in good standing as a domestic corporation and is authorized to do business in all states or other jurisdictions in which such qualification or authorization is necessary and there has not been any claim by any other state of jurisdiction to the effect that EX-NV is required to qualify or otherwise be authorized to do business as a foreign corporation therein; all persons who have executed or will execute this Agreement on behalf of EX-NV or its Shareholders have been duty authorized to do so; to the best knowledge of such counsel there is no action, suit or proceeding and no investigation by any governmental agency pending or threatened against EX-NV or the assets or business of EX-NV that could have a materially adverse effect on the financial condition of EX-NV or EX-DE

   4.4Regulatory   Approvals.   All   licenses,   authorizations,
      consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of EX-NV's acquisition of the Delaware Shares and EX-DE's acquisition of the Nevada Shares shall have been obtained and shall be in full force and effect.

5. Representations and Warranties of EX-DE

 EX-DE (and, with respect to section 5.4, each of the Delaware Shareholders with respect to that shareholder's shares only) represents and warrants to EX-NV that, to the knowledge of EX-DE (which limitation shall not apply to Section 5.3), and except as set forth in the EX-DE Disclosure Letter:

  5.1 Organization of EX-DE; Authorization. EX-DE is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of EX-DE and this Agreement constitutes a valid and binding obligation of EX-DE; enforceable against it in accordance with its terms.

  5.2 Capitalization. The authorized capital stock of EX-DE consists of 100,000,000 shares of common stock, $.0001 par value, and no shares of preferred stock. As of the date hereof 12,362,643 of such common shares of EX-DE were issued and outstanding. No shares have been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of EX-DE are validly issued, fully paid and nonassessable.

  5.3 No Conflict as to EX-DE Neither the execution and delivery of this Agreement nor the consummation of the sale of the Delaware Shares to EX-NV will (a) violate any provision of the certificate of incorporation or by-laws of EX-DE or
       (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which EX-DE is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to EX-DE

  5.4 Ownership of Delaware Shares. The delivery of certificates to EX-NV provided in Section 2.2 and the delivery of certificates to EX-DE as provided in Section 2.3 will result in EX-NV's immediate acquisition of record and beneficial ownership of 12,362,643 Delaware Shares, free and clear of all Encumbrances subject to applicable State and Federal securities laws. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of EX-DE

  5.5 No Conflict as to EX-DE and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the acquisition of the Delaware Shares to EX-NV will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of EX-DE or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, of, or accelerate the performance required by, or excuse performance by any Person of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of EX-DE or any of its Subsidiaries under, any material agreement or commitment to which EX-DE or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of EX-DE or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to EX-DE or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section 5.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of EX-DE and its Subsidiaries, taken as a whole.

 5.6 Consent and Approvals of Governmental Authorities. Except with respect to applicable State and Federal securities laws, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by EX-DE or EX-NV or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by EX-DE or the consummation of the acquisition of the Delaware Shares to EX-NV.

  5.7 Other Consents. No consent of any Person is required to be obtained by EX-DE or EX-NV prior to the execution, delivery and performance of this Agreement or the consummation of the acquisition of the Delaware Shares to EX-NV, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of EX-DE or EX-NV.

  5.8 Financial Statements. EX-DE has delivered to EX-NV consolidated balance sheets of EX-DE and its Subsidiaries as at December 31, 2000, and statements of income and changes in financial position for the period then ended. Such EX-DE Financial Statements and notes fairly present the consolidated financial condition and results of operations of EX-DE and its Subsidiaries as at the respective dates thereof and for the periods therein.

  5.9  Title   to  Properties.  Either  EX-DE  or  one   of   its
       Subsidiaries owns all the material properties  and  assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the EX-DE Financial Statements (except for property sold since the date of the EX-DE Financial Statements in the ordinary course of business or leased under capitalized leases), and all the material properties and assets purchased or otherwise acquired by EX-DE or any of its Subsidiaries since the date of the EX-DE Financial. Statements. All properties and assets reflected in the EX-DE Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any
       material   rights  of  way,  building  use   restrictions,
       exceptions, variances, reservations or limitations of  any
       nature  whatsoever  except,  with  respect  to  all   such
       properties and assets, (a) mortgages or security interests shown on the EX-DE Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, and all of which are listed in the EX-DE Disclosure Letter, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of
       the   EX-DE  Financial  Statements  (such  mortgages   and
       security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of EX-DE or any of its Subsidiaries and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet
       due.   The  properties  and  assets  of  EX-DE   and   its
       Subsidiaries include all rights, properties and other assets necessary to permit EX-DE and its Subsidiaries to conduct EX-DE's business in all material respects in the same manner as it is conducted on the date of this Agreement.

 5.10 Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by EX-DE or its Subsidiaries are, in all respects material to the business or financial condition of EX-DE and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. EX-DE has not received notification that it or any of its Subsidiaries is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of EX-DE and its Subsidiaries, taken as a whole or which would require a payment by EX-DE or EX-NV or any of their subsidiaries in excess of $2,000 in the aggregate, and which has not been cured.

 5.11 No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by EX-DE or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefore, which action is likely to have a material adverse effect on the business or financial condition of EX-NV and its Subsidiaries, taken as a whole.

 5.12 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving EX-DE or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of EX-DE, EX-NV and any of their Subsidiaries, taken as whole, or which would require a payment by EX-DE or its subsidiaries in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither EX-DE nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of EX-DE, EX-NV or any of their Subsidiaries, taken as a whole, or which would require a payment by EX-DE or its subsidiaries in excess of $2,000 in the aggregate.

5.13 Absence  of Certain Changes. Except as set forth in  Section
     5.13 of the EX-DE Disclosure Letter, since the date of the EX-DE Financial Statements, neither EX-DE nor any of its Subsidiaries has;

     a. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of EX-DE and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

     b.   made  any  change  or amendment in its  certificate  of
          incorporation   or   by-laws,   or   other    governing
          instruments;

     c. issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

     d.   organized  any  new Subsidiary or acquired  any  Equity
          Securities of any Person, or any equity or ownership interest in any business;

     e. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

     f. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

     g. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

     h. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

     i. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

     j. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

     k. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (11) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

     l. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $25,000 in the aggregate;

     m. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

     n. written down or been required to write down any inventory in an aggregate amount in excess of $2,000;

     o.   entered   into  any  collective  bargaining  or   union
          contract or agreement; or

     p. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of EX-DE and its subsidiaries taken as a whole.

5.14 No  Material  Adverse Change. Since the date  of  the  EX-DE
     Financial Statements, there has not been any material adverse change in the business or financial condition of EX-
     DE

5.15 Contracts  and Commitments. Except as set forth  in  Section
     5.15 of the EX-DE Disclosure Letter, neither EX-DE nor any of its Subsidiaries is a party to any:

     a. Contract or agreement (other than purchase or sales orders entered into in the ordinary course of business) involving any liability on the part of EX-DE or one of its Subsidiaries of more than $25,000 and not cancelable by EX-DE or the relevant Subsidiary (without liability to EX-DE or such Subsidiary) within 60 days;

     b. Except with respect to the lease on its business location, lease of personal property involving annual rental payments in excess of $25,000 and not cancelable by EX-DE or the relevant Subsidiary (without liability to EX-DE or such Subsidiary) within 90 days;

     c. Except with respect to the options referenced above, Employee bonus, stock option or stock purchase, performance unit, profit sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan (as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of EX-DE or any of its Subsidiaries;

     d. Commitment, contract or agreement that is currently expected by the management of EX-DE to result in any material loss upon completion or performance thereof;

     e. Contract, agreement or commitment that is material to the business of EX-DE and its Subsidiaries, taken as a whole, with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

     f.  Employment agreement or other similar agreement  that
         contains   any   severance   or   termination    pay,
         liabilities or obligations.

 All such contracts and agreements are in full force and effect. Neither EX-DE, any of its Subsidiaries, nor any of the Delaware Shareholders is in breach of, in violation of, or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which EX-DE or any of its Subsidiaries is a party or is or may be bound that relates to the business of EX-DE or any of its Subsidiaries or to which any of the assets or properties of EX-DE or any of its Subsidiaries is subject, the effect of which breach, violation or default is likely to materially and adversely affect the business or financial condition of EX-DE and its Subsidiaries, taken as a whole. EX-NV has not guaranteed or assumed and specifically does not guarantee or assume any obligations of EX-DE or any of its Subsidiaries.

5.16 Labor Relations. Neither EX-DE nor any of its Subsidiaries is a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of EX-DE and its Subsidiaries, taken as a whole, (a) EX-DE and each of its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against EX-DE or any of its Subsidiaries pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against EX-DE or any of its Subsidiaries, (d) no representation question exists respecting the employees of EX-DE or any of its Subsidiaries, (e) neither EX-DE nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of EX-DE or any of its Subsidiaries is currently being negotiated.

5.17 Employee Benefit Plans. Section 5.16 of the EX-DE Disclosure Letter contains a list of all material employee pension and welfare benefit plans covering employees of EX-DE and its Subsidiaries. No listed plan is (1) a multi-employer plan as defined in Section 3(37) of ERISA, or (2) a defined benefit plan as defined in Section 3(35) of ERISA, any listed individual account pension plan is duly qualified as tax exempt under the applicable sections of the Code, each listed benefit plan and related funding arrangement, if any, has been maintained in all material respects in compliance with its terms and the provisions of ERISA and the Code, and the EX-DE Disclosure Letter also lists all material management incentive plans and all material employment contracts or severance arrangements pertaining to one or more specific employees.

5.18 Compliance with Law. The operations of EX-DE and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of EX-DE and its Subsidiaries, taken as a whole, or which would not require a payment by EX-DE or its Subsidiaries in excess of $2,000 in the aggregate, or which have been cured. Neither EX-DE nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. EX-DE and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

5.19 Tax Matters.

     a. EX-DE and each of its Subsidiaries (1) (except with respect to its 2000 tax return, as to which an extension has been or may be appropriately filed) has filed all nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns that include only EX-DE and/or its Subsidiaries and not Seller or its other Affiliates (for the purposes of this Section 5.18, such tax Returns shall be considered non-consolidated and non-combined Tax Returns) required to be filed through the date hereof and has paid any Tax due through the date hereof with respect to the time periods covered by such non-consolidated and non-combined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such non-consolidated and non-combined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns;
         (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material - respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

     b. All consolidated or combined Tax Returns (except those described in subparagraph (a) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, operations and transactions, of EX-DE or any of its Subsidiaries for any taxable period have been timely filed, and the income, activities, operations and transactions of EX-DE and Subsidiaries have been properly included and reflected thereon. EX-DE shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and transactions, of EX-DE or any Subsidiary, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, EX-DE's consolidated federal income tax return for such taxable years. EX-DE will timely file a consolidated federal income tax return for the taxable year ended December 31, 2000 and such return shall include and reflect the income, activities, operations and transactions of EX-DE and Subsidiaries for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and transactions of EX-DE and Subsidiaries for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (b) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to EX-DE or any of its Subsidiaries and do not generally relate to matters affecting other members of EX-DE's consolidated group, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. EX-DE has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

     c. Neither EX-DE nor any of its subsidiaries has agreed, or is required, to make any adjustment (x) under Section 481(a) of the Code by reason, of a change in accounting method or otherwise or (y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

     d. Neither EX-DE nor any of its Subsidiaries or any predecessor or Affiliate of the foregoing has, at any time, filed a consent under Section 341(f)(1) of the Code, or agreed under Section 341(f)(3) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any sale of its stock.

     e. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to EX-DE or its Subsidiaries, or their assets or operations and no power of attorney granted by EX-DE or any of its Subsidiaries with respect to any Tax matter is currently in force.

     f. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in EX-DE, pending or threatened against or with respect to any Tax attributable to EX-DE, its Subsidiaries or their assets or operations.

     g. Except as set forth in the EX-DE Disclosure Letter, all amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

     h. No property of EX-DE is "tax-exempt use property" within the meaning of Section 168(h) of the Code nor property that EX-DE and/or its Subsidiaries will be required to treat as being owned by another person pursuant to
         Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

     i. There have been delivered or made available to EX-NV true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by EX-NV as may be relevant to EX-DE, its Subsidiaries, or their assets or operations for any and all periods ending after December 31, 1998, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

     j. There is no contract, agreement, plan or arrangement including but not limited to the provisions of this Agreement, covering any employee or former employee of EX-DE or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

5.20 Environmental Matters.

     a. At all times prior to the date hereof, EX-DE and its Subsidiaries have complied in all material respects with applicable environmental laws, orders, regulations, rules and. ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of EX-DE and its Subsidiaries, taken as a whole, or which would require a payment by EX-DE or its Subsidiaries in excess of $2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

      b. The environmental licenses, permits and authorizations that are material to the operations of EX-DE and its Subsidiaries, taken as a whole, are in full force and effect.

      c. Neither EX-DE nor any of its Subsidiaries has released or caused to be released on or about the properties currently owned or leased by EX-DE or any of its Subsidiaries (the "Properties") any (i) pollutants,
          (ii) contaminants, (iii) "Hazardous Substances," as that term is defined in Section 101(14) of the Comprehensive Environmental Response Act, as amended or
          (iv) "Regulated Substances," as that term in defined in
          Section 9001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, which would be required to be remediated by any governmental agency with jurisdiction over the Properties under the authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of EX-DE and its Subsidiaries, taken as a whole.

5.21 Absence of Certain Commercial Practices. Neither EX-DE nor any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of EX-DE or its Subsidiaries, which EX-DE or one of its Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and neither EX-DE nor any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential shareholders in violation of any applicable law or regulation.

5.22 Transactions with Directors and Officers. Except as set forth in Section 5.23 of the EX-DE Disclosure Letter, EX-DE and its Subsidiaries do not engage in business with any Person in which any of EX-DE's directors or officers has a material equity interest. No director or officer of EX-DE owns any property, asset or right which is material to the business of EX-DE and its Subsidiaries, taken as a whole.

5.23 Borrowing and Guarantees. Except as set forth in Section
     5.24 of the EX-DE Disclosure Letter, EX-DE and its Subsidiaries (a) do not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or sureties with respect to the obligations of any Person.

5.24 Investment Purpose. The Delaware Shareholders represent and warrant that they are receiving the Nevada Shares for investment purposes, not with an intent to distribute them. To that end, the Delaware Shareholders agree that, in addition to provisions existing under federal or state securities regulations that place restrictions upon the transferability of the Nevada Shares, all of the Nevada Shares shall be restricted from transfer for a period of one hundred-twenty (120) days following the Closing. If trading restriction lapse in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended, the additional restrictions discussed in this section shall remain in effect. These additional restrictions shall terminate on a quarterly basis beginning with the 120th day following the Closing. For example, if the Rule 144 restrictions lapse 92 days following the Closing, the additional restrictions terminate on day 120. If the Rule 144 restrictions lapse on day 121, the additional restrictions terminated on day 210.

6. Representations and Warranties of EX-NV

EX-NV represents and warrants to EX-DE that, to the Knowledge of EX-NV (which limitation shall not apply to Section 6.3), and except as set forth in the EX-NV Disclosure Letter:

6.1 Organization of EX-NV; Authorization. EX-NV is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of EX-NV arid this Agreement constitutes a valid and binding obligation of EX-NV, enforceable against it in accordance with its terms.

6.2 Capitalization. The authorized capital stock of EX-NV consists of 25,000,000 shares of common stock, $.001 par value, and no shares of preferred stock. As of the date hereof 8,137,000 shares of such common stock of EX-NV were issued and outstanding. No shares have been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of EX-DE are validly issued, fully paid and nonassessable.

6.3 No Conflict as to EX-NV. Neither the execution and delivery of this Agreement nor the consummation of the sale of the Nevada Shares to EX-DE will (a) violate any provision of the certificate of incorporation or by-laws of EX-NV, or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which EX-NV is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to EX-NV.

6.4 Ownership of Nevada Shares. The delivery of certificates to EX-DE provided in Section 2.3 will result in EX-DE's immediate acquisition of record and beneficial ownership of the Nevada Shares, free and clear of all encumbrances other than as required by Federal and State securities laws. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of EX-NV. Nothing in this Agreement shall be deemed to be a representation or warranty as to the tradability of any of the Nevada Shares under Federal or any States' security laws.

6.5  No  Conflict  as  to  EX-NV  and Subsidiaries.  Neither  the
     execution   and   delivery  of  this   Agreement   nor   the
     consummation of the of the instant agreement will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of EX-NV or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of EX-NV or any of its Subsidiaries under, any material agreement or commitment to which EX-NV or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of EX-NV or any of its
     Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to EX-NV. or any of its Subsidiaries except, in the case of violations, conflicts, defaults, termination's, accelerations or Encumbrances described in clause (b) of this Section. 6.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of EX-NV and its Subsidiaries, taken as a whole.

6.6  Consents  and  Approvals  of  Governmental  Authorities.  No
     consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by EX-NV or EX-DE or any of either of their Subsidiaries in connection with the execution, delivery and performance of this Agreement by EX-NV or the consummation of the contemplated transaction.

6.7 Other Consents. No consent of any Person is required to be obtained by EX-DE or EX-NV to the execution, delivery and performance of this Agreement or the consummation of the contemplated transaction including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of EX-DE or EX-NV.

6.8 Financial Statements. EX-NV has delivered to EX-DE consolidated balance sheets of EX-NV and its Subsidiaries as at December 31, 2000, and statements of income and changes in financial position for the period then ended. Such EX-NV Financial Statements and notes fairly present the consolidated financial condition and results of operations of EX-NV and its Subsidiaries as at the respective dates thereof and for the periods therein.

6.9 Title to Properties. Either EX-NV or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the EX-NV Financial
     Statements and all the material properties and assets purchased or otherwise acquired by EX-NV or any of its Subsidiaries since the date of the EX-NV Financial Statements. All properties and assets reflected in the EX-NV Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the EX-NV Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, and all of which are listed in the EX-NV Disclosure Letter, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the EX-NV Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of EX-NV or any of its Subsidiaries and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of EX-NV and its Subsidiaries include all rights, properties and other assets necessary to permit EX-NV and its Subsidiaries to conduct EX-NV's business in all material respects in the same manner as it is conducted on the date of this Agreement.

6.10 Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by EX-NV or its Subsidiaries are, in all respects material to the business or financial condition of EX-NV and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. EX-NV has not received notification that it or any of its Subsidiaries is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of EX-NV and its Subsidiaries, taken as a whole or which would require a payment by EX-DE or EX-NV or any of their subsidiaries in excess of $2,000 in the aggregate, and which has not been cured.

6.11 No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by EX-NV or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefore, which action is likely to have a material adverse effect on the business or financial condition of EX-DE and its Subsidiaries, taken as a whole.

6.12 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving EX-NV or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of EX-DE, EX-NV and any of their Subsidiaries, taken as whole, or which would require a payment by EX-NV or its subsidiaries in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither EX-NV nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of EX-DE, EX-NV or any of their Subsidiaries, taken as a whole, or which would require a payment by EX-NV or its subsidiaries in excess of $2,000 in the aggregate.

6.13 Absence  of  Certain Changes. Since the date  of  the  EX-NV
     Financial   Statements,  neither  EX-NV  nor  any   of   its
     Subsidiaries has:

     a. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business  or  financial condition of  EX-NV  and  its
         Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

     b.  made  any  change or amendment in its certificate  of
         incorporation   or   by-laws,  or   other   governing
         instruments;

     c. issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

     d.  organized  any new Subsidiary or acquired any  Equity
         Securities of any Person, or any equity or ownership interest in any business;

     e. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

     f.  paid,  discharged  or satisfied any  material  claim,
         liability    or   obligation   (absolute,    accrued,
         contingent or otherwise), other than in the ordinary course of business;

     g. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

     h. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

     i. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

     j. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

     k. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

     l. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $2,000 in the aggregate;

     m. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

     n. written down or been required to write down any inventory in an aggregate amount in excess of $2,000;

     o. entered into any collective bargaining or union contract or agreement; or

     p. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of EX-NV and its subsidiaries taken as a whole.

6.14 No  Material  Adverse Change. Since the date  of  the  EX-NV
     Financial Statements, there has not been any material adverse change in the business or financial condition of EX-
     NV and its Subsidiaries taken as a whole.

6.15 Contracts and Commitments. Neither EX-NV nor any of its Subsidiaries is party to any:

     a. Contract or agreement (other than purchase on sales orders entered into in the ordinary course of business) involving any liability on the part of EX-NV or one of its Subsidiaries of more than $2,000 and not cancelable by EX-NV or the relevant Subsidiary (without liability to EX-NV or such Subsidiary) within 60 days;

     b. Lease of personal property involving annual rental payments in excess of $2,000 and not cancelable by EX-
         NV or the relevant Subsidiary (without liability to EX-NV or such Subsidiary) within 90 days;

     c. Employee bonus, stock option or stock purchase, performance unit, profit-sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of EX-NV or any of its Subsidiaries;

     d. Commitment, contract or agreement that is currently expected by the management of EX-NV to result in any material loss upon completion or performance thereof;

     e. Contract, agreement or commitment that is material to the business of EX-NV and its Subsidiaries, taken as a whole, with any officer, employee, agent, consultant, advisor, salesman, sales representative , value added reseller, distributor or dealer; or

     f.  Employment agreement or other similar agreement  that
         contains   any   severance   or   termination    pay,
         liabilities or obligations.

All such contracts and agreements are in full force and effect. Neither EX-NV nor any or its Subsidiaries is in breach of, in violation of or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which EX-NV or any of its Subsidiaries is a party or is or may be bound as it relates to the business of EX-NV or any of its Subsidiaries or to which any of the assets or properties of EX-NV or any of its Subsidiaries is subject, the effect of which breach, violation or default is likely to materially and adversity affect the business or financial condition of EX-NV and its Subsidiaries, taken as a whole.

6.16 Labor Relations. Neither EX-NV nor any of its Subsidiaries is a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of EX-NV and its Subsidiaries, taken as a whole,
    (a) EX-NV and each of its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against EX-NV or any of its Subsidiaries pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against EX-NV or any of its Subsidiaries, (d) no representation question exists respecting the employees of EX-NV or any of its Subsidiaries, (e) neither EX-NV nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of EX-NV or any of its Subsidiaries is currently being negotiated.

6.17 Employee Benefit Plans. Section 6.17 of the EX-NV Disclosure Letter contains a list of all material employee pension and welfare benefit plans covering employees of EX-NV and its Subsidiaries. No listed plan is (1) a multi-employer plan as defined in Section 3(37) of ERISA, or (2) a defined benefit plan as defined in Section 3(35) of ERISA, any listed individual account pension plan is duly qualified as tax exempt under the applicable sections of the Code, each listed benefit plan and related funding arrangement, if any, has been maintained in all material respects in compliance with its terms and the provisions of ERISA and the Code, and the EX-NV Disclosure Letter also lists all material management incentive plans and all material employment contracts or severance arrangements pertaining to one or more specific employees.

6.18 Compliance with Law. The operations of EX-NV and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of EX-NV and its Subsidiaries, taken as a whole, or which would not require a payment by EX-NV or its Subsidiaries in excess of $2,000 in the aggregate, or which have been cured. Neither EX-NV nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. EX-NV and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

6.19 Tax Matters.

     a. EX-NV and each of its Subsidiaries (1) has filed all non-consolidated and non-combined Tax Returns and all consolidated or combined Tax Returns that include only EX-NV and/or its Subsidiaries and not Seller or its other Affiliates (for the purposes of this
         Section 6.18, such tax returns shall be considered non-consolidated and non-combined Tax Returns) required to be filed through the date hereof and has paid any Tax due through the date hereof with respect to the time periods covered by such non-consolidated and non-combined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such non-consolidated and non-combined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and, accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect, any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

     b. All consolidated or combined Tax Returns (except those described in subparagraph (a) above) required to be filed by any person through the date hereof that are required or permitted to include the income,
         or    reflect   the   activities,   operations    and
         transactions, of EX-NV or any of its Subsidiaries for any taxable period have been timely filed, and the income, activities, operations and transactions of EX-NV and Subsidiaries have been properly included and reflected thereon. EX-NV shall prepare and file, or cause to be prepared and filed, all such consolidated
         or   combined  Tax  Returns  that  are  required   or
         permitted to include the income, or reflect the activities, operations and transactions, of EX-NV or any Subsidiary, with respect to any taxable yea or the portion thereof ending on or prior to the Closing
         Date,    including,   without   limitation,   EX-NV's
         consolidated federal income tax return for such taxable years. EX-NV will timely file a consolidated federal income tax return for the taxable year ended December 31, 2000 and such return shall include and
         reflect   the  income,  activities,  operations   and
         transactions  of  EX-NV  and  Subsidiaries  for   the
         taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and transactions of EX-NV and Subsidiaries for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (b) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to EX-NV or any of its  Subsidiaries  and  do not  generally  relate  to
         matters    affecting   other   members   of   EX-NV's
         consolidated group, be prepared and filed in a manner
         consistent   in  all  material  respects   (including
         elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. EX-NV has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

     c. Neither EX-NV nor any of its Subsidiaries has agreed, or is required, to make any adjustment (x) under
         Section 481(a) of the Code by reason of a change in accounting method or otherwise or (y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

     d. Neither EX-NV nor any of its Subsidiaries or any predecessor or Affiliate of the foregoing has, at any time, filed a consent under Section 341(f)(1) of the Code, or agreed under Section 341(f)(3) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any sale of its stock.

     e. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to EX-NV or its Subsidiaries, or their assets or operations and no power of attorney granted by EX-NV or any of its Subsidiaries with respect to any Tax matter is currently in force.

     f. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in EX-DE, pending or threatened against or with respect to any Tax attributable to EX-NV, its Subsidiaries or their assets or operations.

     g.  All amounts required to be withheld as of the Closing
         Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

     h. No property of EX-NV is "tax-exempt use property" within the meaning of Section 168(h) of the Code nor property that EX-NV and/or its Subsidiaries will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

     i. There have been delivered or made available to EX-DE true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by EX-DE as may be relevant to EX-NV, its Subsidiaries, or their assets or operations for any and all periods ending after December 31, 1998, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of EX-NV or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

6.20 Environmental Matters.

     a. At all times prior to the date hereof, EX-NV and its Subsidiaries have complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of EX-NV and its Subsidiaries, taken as a whole, or which would require a payment by EX-NV or its Subsidiaries in excess of $2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

     b.  The     environmental    licenses,    permits     and
         authorizations that are material to the operations of EX-NV and its Subsidiaries, taken as a whole, are in full force and effect.

     c. Neither EX-NV nor any of its Subsidiaries has released or caused to be released on or about the properties currently owned or leased by EX-NV or any of its Subsidiaries (the "Properties") any (i) pollutants, (ii) contaminants, (iii) "Hazardous Substances," as that term is defined in Section 101(14) of the Comprehensive Environmental Response Act, as amended or (iv) "Regulated Substances," as that term in defined in Section 9001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, which would be required to be remediated by any governmental agency with jurisdiction over the Properties under the authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of EX-NV and its Subsidiaries, taken as a whole.

6.21 Registration. EX-NV agrees to file a registration statement with the Securities and Exchange Commission as soon as possible following the Closing, and to maintain the effectiveness of the registration statement for two years. This registration statement shall cover, at a minimum, all of the Nevada Shares. EX-NV shall pay all fees and expenses in connection with the Registration Statement. EX-NV shall take all necessary action, including payment of necessary fees and expenses, which may be required in qualifying or registering the Nevada Shares for offering and sale under the securities or blue sky laws of such states as are provided for EX-NV's issued and outstanding shares.

6.22 Absence of Certain Commercial Practices. Neither EX-NV nor any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of EX-NV or its Subsidiaries, which EX-NV or one of its Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and neither EX-NV nor any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential shareholders in violation of any applicable law or regulation.

6.23 Transactions with Directors and Officers. EX-NV and its Subsidiaries do not engage in business with any Person in which any of EX-NV's directors or officers has a material equity interest. No director or officer of EX-NV owns any property, asset or right which is material to the business of EX-NV and its Subsidiaries, taken as a whole.

6.24 Borrowing and Guarantees. EX-NV and its Subsidiaries (a) do not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or Sureties with respect to the obligations of any Person.

6.25 Purchase for Investment. EX-NV is obtaining the Delaware Shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.

6.26 Representations and Warranties of EX-NV (post-merger). EX-NV agrees to effect the following items in a timely manner after the Closing.

     6.26.1 a.) Raising capital. EX-NV will complete a capital raise from the sale of EX-NV's common stock, with net proceeds of not less than $2,000,000, within 30 calendar days of the Start of Trading (as defined below). EX-NV represents and warrants that this raise of capital will be performed in accordance with all applicable laws, including, but not limited to state and federal securities laws. Proceeds shall be placed with the Escrow Agent, to be held in trust, and shall be released to EX-NV, in accordance with the following schedule:

               $500,000 within 3 days of the Completion Date (as defined below);
               $500,000 within 30 days of the Completion Date; $500,000 within 60 days of the Completion Date; and
               $500,000 within 120 days of the Completion Date.

          The  "Start of Trading" is defined as the date on which
          (i) the first trade of EX-NV common stock occurs, (ii) the trading volume is at least 25,000 shares, (iii) there are at least four (4) trades, and (iv) there are at least two (2) market makers. The Start of Trading, however, shall be no later than March 20, 2001. The
          "Completion Date" is defined as the date on which the proceeds of the capital raise are deposited with the Escrow Agent.

          All  proceeds from the $2,000,000 raise shall  be  used
          solely    as   operating   capital   for   EX-DE    and
          implementation of its existing business practices of EX-
          DE.

          b.) Additional Capital. EX-NV will use its best efforts to raise and advance an additional $500,000 by way of an equity or debt within 210 days of the Completion Date. These funds will be placed with the Escrow Agent for its release. The board of directors may request the release of the funds on an accelerated basis, should the board believe it is in the best interest of the shareholders.

     6.26.2 Repayment of out-of-pocket expenses and loans. EX-NV agrees to repay out-of-pocket expenses and loans made by St. George Capital Corp., PTC Finance Ltd., Andrew Maltin and Gary Thomas existing on the books of EX-DE, approximately $375,000, over the first three payments schedules as referred to in Section 6.26.1, each in equal installments. Maltin and Thomas will each receive 60/375 of each installment.

     6.26.3 Undertakings of further financing. EX-NV agrees to undertake such further financings, from time to time, as the market conditions allow in order to meet its business plan.

     6.26.4 Employment Agreement. EX-NV agrees to enter into a three year employment agreement with Gary Thomas at an annual compensation level which will be determined by the board of directors, but which shall be approximately $120,000 per year.

     6.26.5 Salary accruals. EX-NV agrees to pay Gary Thomas and Andrew Maltin salary accruals of up to $150,000 combined which shall be paid over a three month period commencing on the advance of the first payment of $500,000 as referred to in Section 6.26.1.

     6.26.6     Nomination of EX-DE Director. EX-NV  agrees  that
          Andrew   Maltin,   Gary  Thomas,  and   Scott   London,
          collectively, may appoint one director to serve on  EX-
          NV's three-person board of directors.

     6.26.7 Option Plan. EX-NV agrees to establish an option plan consistent with industry standards within three months of the Closing Date for current and future employees of EX-DE. Notwithstanding the foregoing, EX-NV hereby agrees to assume the obligations of EX-DE's existing Option Agreements

     6.26.8 Indemnification. EX-NV hereby agrees to indemnify, defend and hold harmless, EX-DE, its officers, directors, shareholders, agents, and employees, and their successors and assigns, against all liabilities, damages, claims, costs, expenses and losses (including reasonable attorneys' fees and costs) incurred as a result of any breach of or failure of EX-NV to fulfill any representation, warranty, covenant or agreement made by it under this Agreement.

     6.26.9 Insurance. EX-NV agrees to purchase liability insurance to cover the actions of all officers and directors of EX-NV, and will have this insurance in effect at the Closing.
6.26.10 Existing Debt. EX-NV will deposit into the EX-DE accounts funds that are sufficient to pay all outstanding checks drawn upon those accounts. The total amount to be deposited pursuant to this section shall not exceed US$ 70,000 and shall be attributable to payroll taxes and salary accruals.
6.26.11 Consulting Agreement. EX-NV will cause EX-DE to enter into a consulting agreement with Andrew Maltin. This agreement, which will be drafted by EX-NV, shall cover a period of six (6) months, and require Maltin to provide full-time service
(equivalent to 40 hours per week). Mr. Maltin shall receive monthly payments of $10,000 during the term of the consulting agreement. Such monthly payments shall be reduced pro-rata if Mr.
Maltin provides less than full-time service.

7. Access and Reporting; Filings With Governmental Authorities;
   Other Covenants.

  7.1 Access between the date of this Agreement and the Closing Date. Each of EX-DE and EX-NV shall (a) give to the other and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of EX-DE or EX-NV, as the case may be, and to its books and records, (b) permit the other to make inspections thereof, and (c) cause its officers and its advisors to furnish the other with such financial and operating data and other information with respect to the business and properties of such party and its Subsidiaries and to discuss with such and its authorized representatives its affairs and those of its Subsidiaries, all as the other may from time to time reasonably request.

  7.2 Exclusivity. From the date hereof until the earlier of the Closing or the termination of this Agreement, EX-NV shall not solicit or negotiate or enter into any agreement with any other Person with respect to or in furtherance of any proposal for a merger or business combination involving, or acquisition of any interest in, or (except in the ordinary course of business) sale of assets by, EX-NV, except for the exchange of the Nevada Shares for the Delaware Shares from the EX-DE' Shareholders.

  7.3 Publicity. Between the date of this Agreement and the Closing Date, EX-NV and EX-DE shall discuss and coordinate with respect to any public filing or announcement or any internal or private announcement (including any general announcement to employees) concerning the contemplated transaction.

  7.4 Regulatory Matters. EX-DE and EX-NV shall (a) file with applicable regulatory authorities any applications and related documents required to be filed by them in order to consummate the contemplated transaction and (b) cooperate with each other as they may reasonably request in connection with the foregoing.

  7.5 Confidentiality. Prior to the Closing Date (or at any time if the Closing does not occur) each of EX-DE and EX-NV shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with the transactions contemplated hereby) all non-public information obtained pursuant to Section 7.1. Following the Closing, each of EX-DE and EX-NV shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection. with preparing Tax Returns and conducting proceeds relating to Taxes) any nonpublic information relating to the other. This Section 7.5 shall not be violated by disclosure pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given the other party prior to making any disclosure and the party subject to such requirement cooperates as the other may reasonably request in resisting it. If the Closing does not occur, each of EX-DE and EX-NV shall return to the other, or destroy, all information it shall have received from the other in connection with this Agreement and the transactions contemplated hereby, together with any copies or summaries thereof or extracts therefrom. Each of EX-DE and EX-NV shall use their best efforts to cause their respective representatives, employees, attorneys, accountants and advisors to whom information is disclosed pursuant to Section 7.1 to comply with the provisions of this Section 7.5.

8. Conduct of EX-NV's Business Prior to the Closing.

    8.1 Operation in Ordinary Course. Between the date of this Agreement and the Closing Date. EX-NV shall cause conduct its businesses in all material respects in the ordinary course.

    8.2 Business Organization. Between the date of this Agreement and the Closing Date, EX-NV shall (a) preserve substantially intact the business organization of EX-NV; and (b) preserve in all material respects the present business relationships and good will of EX-NV and each of its Subsidiaries.

    8.3 Corporate Organization. Between the date of this Agreement and the Closing Date, EX-NV shall not cause or permit any amendment of its certificate of incorporation or by-laws (or other governing instrument) and shall not:

          a. issue, sell or otherwise dispose of any of its Equity Securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities;

          b. create or suffer to be created any Encumbrance thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities;

          c. reclassify, split up or otherwise change any of its Equity Securities;

          d. be party to any merger, consolidation or other business combination;

          e. sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of EX-NV and its Subsidiaries, taken as a whole, except in the ordinary course of business; or

          f.   organize any new Subsidiary or acquire any  Equity
               Securities  of  any  Person  or  any   equity   or
               ownership interest in any business.

    8.4 Other Restrictions. Between the date of this Agreement and the Closing Date, EX-NV shall not:

          a.   borrow  any funds or otherwise become subject  to,
               whether  directly  or  by  way  of  guarantee   or
               otherwise, any indebtedness for borrowed money;

          b. create any material Encumbrance on any of its material properties or assets;

          c.   except   in   the  ordinary  course  of  business,
               increase in any manner the compensation of any director or officer or increase in any manner the compensation of any class of employees;

          d. create or materially modify any material bonus, deferred compensation, pension, profit sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement (any other employee benefit plan as defined in section 3(3) of ERISA);

          e.   make  any  capital  expenditure  or  acquire   any
               property or assets;

          f.   enter into any agreement that materially restricts
               EX-NV, EX-DE or any of their Subsidiaries from carrying on business;

          g. pay, discharge or satisfy any material claim, liability or obligation, absolute, accrued, contingent or otherwise, other than the payment discharge or satisfaction. in the ordinary course of business of liabilities or obligations reflected in the EX-NV Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the EX-NV Financial Statements; or

          h. cancel any material debts or waive any material claims or rights.

9. Definitions.

     As used in this Agreement, the following terms have the meanings specified or referred to in this Section 9.

     9.1"Business Day" - Any day that is not a Saturday or Sunday or a day on which banks located in the City of New York are authorized or required to be closed.

     9.2"Code" - The Internal Revenue Code of 1986, as amended.

     9.3"Disclosure  Letter" -- A letter dated the date  of  this
        Agreement, executed by either EX-DE and EX-NV, addressed and delivered to the other and containing information required by this Agreement and exceptions to the representations and warranties under this Agreement.

     9.4"Encumbrances"  - any security interest, mortgage,  lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than a restriction on transfer arising under Federal or state securities laws.

     9.5 "Equity   Securities"  See  Rule   3a-11-l   under   the
         Securities Exchange Act of 1934.

     9.6 "ERISA"- The Employee Retirement Income Security Act  of
         1974, as amended.

     9.7 "Governmental Body" - Any domestic or foreign national, state or municipal or other local government or multi-national body (including, but not limited to, the European Economic Community), any subdivision, agency, commissioner authority thereof.

     9.8 "Knowledge"   -   Actual  knowledge,  after   reasonable
         investigation.

     9.9 "Person"  -  Any  individual, corporation,  partnership,
         joint   venture,   trust,  association,   unincorporated
         organization, other entity, or Governmental Body.

     9.10 "Subsidiary" - With respect to any Person, any corporation of which securities having the power to elect a majority of that corporation's Board of Directors (other than securities having that power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its Subsidiaries.

10.     Termination.

     10.1 Termination. This Agreement may be terminated before the Closing occurs only as follows:

          a. By written agreement of EX-DE and EX-NV at any time.

          b. By EX-NV, by notice to EX-DE at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

          c. By EX-DE, by notice to EX-NV at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur or if satisfaction of such a condition is or becomes impossible.

          d.   By  either party, by notice to the other,  at  any
               time  after  the  Start of Trading  but  prior  to
               completion   of  the  obligations  under   Section
               6.26.1.a.

     10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall terminate without any liability or further obligation of any party to another; provided however, EX-NV shall immediately change its name so as not to be confused with "Exotics.com." Notwithstanding this section, the indemnification clause in Section 6.26.8 shall survive the termination of this Agreement without limitation.

11. Previous Agreements. By entering into this Agreement, EX-NV and EX-DE (and, where applicable, the Delaware Shareholders) specifically acknowledge that any and all representations, warranties, or provisions in prior agreements between the parties, whether written or oral, are superceded by the terms and conditions of this Agreement.

12.  Intentionally left blank.

13. Notices. All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or facsimile (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and facsimile numbers set forth below (or to such other addresses, telex numbers and facsimile numbers as a party may designate as to itself by notice to the other parties),

  (a)  If to EX-NV:

                    Exotics.com, Inc.

                    Facsimile No.:
                    Attention:

          With a copy to:



                    Facsimile No.:
                    Attention:

(b)       If to EX-DE:

                    Exotics.com, Inc.
                    Facsimile No.:
                    Attention:

          With a copy to:

                    Chapman & Flanagan, Ltd.
                    2080 E. Flamingo Road, Suite 112
                    Las Vegas, NV 89119
                    Facsimile No.: (702) 650-5667
                    Attention:     Sean P. Flanagan, Esq.

14. Miscellaneous.

    14.2 Expenses.  Each  party  shall  bear  its  own   expenses
         incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

    14.3 Captions.  The  captions  in  this  Agreement  are   for
         convenience of reference only and shall not be given any effect in the interpretation of this agreement,

    14.4 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

    14.5 Exclusive    Agreement;   Amendment.   This    Agreement
         supersedes all prior agreements among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

    14.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

    14.7 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Nevada, without regard to the conflicts of law principles thereof

    14.8 Binding  Effect.  This  Agreement  shall  inure  to  the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other, provided that, after the Closing, no consent of EX-DE shall be needed in connection with any merger or consolidation of EX-NV with or into another entity.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.